UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2006
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     Kenneth M. Cohen, President and Chief Executive Officer of Somaxon Pharmaceuticals, Inc., and other executive officers will be presenting the information attached hereto as Exhibit 99.1 to this report commencing November 30, 2006 at various investor and analyst meetings.
     The information in this Current Report on Form 8-K, including the slides attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
     By filing this Current Report on Form 8-K and furnishing this information, Somaxon makes no admission as to the materiality of any information in this report. The information contained in the slides is summary information that is intended to be considered in the context of Somaxon’s filings with the SEC and other public announcements that Somaxon makes, by press release or otherwise, from time to time. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
     Somaxon cautions you that statements included herein that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth herein due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation: the potential for SILENOR™ or Somaxon’s other product candidates to receive regulatory approval for one or more indications on a timely basis or at all; the results of pending clinical trials and pending preclinical studies for SILENOR™ or Somaxon’s other product candidates; unexpected adverse side effects or other safety issues or inadequate therapeutic efficacy of SILENOR™ or Somaxon’s other product candidates that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; the potential for the FDA to require additional preclinical work or other clinical requirements to support an NDA submission for SILENOR™ or Somaxon’s other product candidates, or the imposition of additional requirements to be completed after regulatory approval; other difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for SILENOR™ or Somaxon’s other product candidates; the scope and validity of patent protection for SILENOR™ and Somaxon’s other product candidates; the market potential for insomnia and other target markets, and Somaxon’s ability to compete; the potential to attract a strategic collaborator and the terms of any related transaction; Somaxon’s ability to raise sufficient capital; and other risks detailed in Somaxon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Exchange Act.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
99.1	Company Update Slides — dated November 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: November 28, 2006

	By:	/s/ Kenneth M. Cohen

	Name:	Kenneth M. Cohen
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Company Update Slides — dated November 28, 2006.